                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 1st day of August, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999 and March 2, 2001.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Government Income Trust (the "Trust") to
change the name of two Series as set forth below:

                  Former Name                          New Name
                  -----------                          --------
         Intermediate-Term Treasury Fund             Treasury Fund
         GNMA Fund                                   Ginnie Mae Fund

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of August 1, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
1st day of August, 2001.

Trustees of the American Century Government Income Trust

/*/Albert Eisenstat                                    /*/Kenneth E. Scott
Albert Eisenstat                                       Kenneth E. Scott

/*/Ronald J. Gilson                                    /*/James E. Stowers III
Ronald J. Gilson                                       James E. Stowers III

/*/William M. Lyons                                    /*/Jeanne D. Wohlers
William M. Lyons                                       Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

     Series                                         Class      Date of Establishment
     ------                                         -----      ---------------------
     Capital Preservation Fund                      Investor         03/16/1997

     Short-Term Treasury Fund                       Investor         09/08/1992
                                                    Advisor          08/01/1997

     Treasury Fund                                  Investor         05/16/1980
     (formerly Intermediate-Term Treasury Fund)     Advisor          08/01/1997

     Long-Term Treasury Fund                        Investor         09/08/1992
                                                    Advisor          08/01/1997

     Government Agency Money Market Fund            Investor         12/05/1989
                                                    Advisor          08/01/1997

     Short-Term Government Fund                     Investor         09/03/1991
                                                    Advisor          08/01/1997

     Ginnie Mae Fund                                Investor         09/23/1985
     (formerly GNMA Fund)                           Advisor          08/01/1997
                                                    C                05/01/2001

     Inflation-Adjusted Treasury Fund               Investor         02/16/1996
                                                    Advisor          08/01/1997

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.